UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 33-84592

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 33-84594

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 333-15493

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 333-15499

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 333-48539

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 333-48541

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 333-58773

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 333-58777

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 333-45414

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 333-89070

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 333-143284

UNDER

THE SECURITIES ACT OF 1933

EMAK WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3534145
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

6330 SAN VICENTE BLVD.

LOS ANGELES, CALIFORNIA 90048

(323) 932-4300

(Address of principal executive offices) (Zip Code)

Equity Marketing, Inc. Stock Option Plan

Equity Marketing, Inc. Non-Employee Director Stock Option Plan

Equity Marketing, Inc. 2000 Stock Option Plan

EMAK Worldwide, Inc. 2004 Non-Employee Director Stock Incentive Plan

EMAK Worldwide, Inc. 2004 Stock Incentive Plan

(Full title of the Plans)

Teresa L. Tormey

Chief Administrative Officer and General Counsel

6330 San Vicente Blvd.

Los Angeles, California 90048

(Name and address of agent for service)

(323) 932-4300

(Telephone number, including area code, of agent for service)

With copies to:

Robert A. Miller, Jr., Esq.

Paul, Hastings, Janofsky & Walker LLP

515 Flower Street

Los Angeles, CA 90071

(213) 683-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

EXPLANATORY STATEMENT

This Post-Effective Amendment relates to the following Registration Statements filed on Form S-8 (collectively, the “Registration Statements”):

1.	Registration Statement No. 33-84592 registering 150,000 shares of common stock for the Equity Marketing, Inc. Non-Employee Director Stock Option Plan

2.	Registration Statement No. 33-84594 registering 740,000 shares of common stock for the Equity Marketing, Inc. Stock Option Plan

3.	Registration Statement No. 333-15493 registering 40,000 shares of common stock for the Equity Marketing, Inc. Non-Employee Director Stock Option Plan

4.	Registration Statement No. 333-15499 registering 300,000 shares of common stock for the Equity Marketing, Inc. Stock Option Plan

5.	Registration Statement No. 333-48539 registering 100,000 shares of common stock for the Equity Marketing, Inc. Non-Employee Director Stock Option Plan

6.	Registration Statement No. 333-48541 registering 600,000 shares of common stock for the Equity Marketing, Inc. Stock Option Plan

7.	Registration Statement No. 333-58773 registering 210,000 shares of common stock for the Equity Marketing, Inc. Non-Employee Director Stock Option Plan

8.	Registration Statement No. 333-58777 registering 600,000 shares of common stock for the Equity Marketing, Inc. Stock Option Plan

9.	Registration Statement No. 333-45414 registering 750,000 shares of common stock for the Equity Marketing, Inc. 2000 Stock Option Plan

10.	Registration Statement No. 333-89070 registering 750,000 shares of common stock for the Equity Marketing, Inc. 2000 Stock Option Plan

11.

Registration Statement No. 333-143284 registering 400,000 shares of common stock for the EMAK Worldwide, Inc. 2004 Stock Incentive Plan; and 150,000 shares of common stock for the EMAK Worldwide, Inc. 2004 Non-Employee Director Stock Incentive Plan

This Post-Effective Amendment to the Registration Statements is being filed solely to deregister any and all securities previously registered under the Registration Statements that remain unsold.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 9, 2008.

EMAK WORLDWIDE, INC.

By:	/s/ James L. Holbrook, Jr.
Name: James L. Holbrook, Jr.
Title: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statements on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James L. Holbrook, Jr.	Chief Executive Officer, Director	October 9, 2008
James L. Holbrook, Jr.	(Principal Executive Officer)

/s/ Michael W. Sanders	Chief Financial Officer	October 9, 2008
Michael W. Sanders	(Principal Financial Officer)

/s/ Roy Dar	Senior Vice President, Controller	October 9, 2008
Roy Dar	(Principal Accounting Officer)

/s/ Stephen P. Robeck	Chairman, Director	October 9, 2008
Stephen P. Robeck

/s/ Howard D. Bland	Director	October 9, 2008
Howard D. Bland

/s/ Jeffrey S. Deutschman	Director	October 9, 2008
Jeffrey S. Deutschman

Director
Daniel W. O’Connor

Director
Debra Fine

/s/ Jordan H. Rednor	Director	October 9, 2008
Jordan H. Rednor